WEINGARTEN REALTY INVESTORS ANNOUNCES
                             SECOND QUARTER EARNINGS

Houston, Texas, August 11, 2003: Weingarten Realty Investors (NYSE:WRI) announced today the results of its second quarter ended June 30, 2003.

     - Rental revenues for the second quarter of 2003 were $100.8 million, up from $89.0 million for the second quarter of 2002, a 13.3% increase.

     - Net income available to common shareholders was $21.1 million, as compared to $26.4 million in the second quarter 2002. This represents $.40 per diluted share for the second quarter 2003, as compared to $.51 per diluted share in 2002. The Company noted that net income for the second quarter of 2002 benefited from gains of $3.1 million on the sale of properties as compared to no gain in the same period of 2003. In addition, second quarter 2003 net income available to common shareholders was reduced $2.5 million ($0.05 per diluted common share) related to a non-cash adjustment for the original issuance costs associated with Weingarten's $75 million preferred shares that were redeemed during the quarter.

     - Funds from Operations (FFO), a supplemental measure of REIT performance, increased to $44.9 million for the second quarter 2003 from $42.6 million for the same period in 2002, a 5.4% increase. On a diluted per share basis, FFO increased to $.85 per share as compared to $.81 per share the same quarter of the previous year. The non-cash adjustment for the issuance costs of the redeemed preferred shares was not deducted in calculating FFO. A reconciliation containing adjustments from GAAP net income to FFO is included in the financial statements to this release.

     - The Company invested $99.8 million in acquisitions and new development projects during the second quarter 2003, and a total of $160.4 million for the six months ended June 30, 2003.

     - Occupancy of the overall portfolio was reported at 92.2% for the second quarter of 2003, up from 91.8% for the first quarter 2003 and 91.3% for the quarter ended June 30, 2002. Occupancy for the retail properties was 92.6% at both June 30, 2003 and March 31, 2003, as compared to 91.9% at June 30, 2002. The industrial portfolio's occupancy increased to 91.0% from 89.0% for both the first quarter of 2003 and the second quarter 2002. It was reported that approximately 90% of the Company's rental revenues are attributable to its retail properties, with the balance primarily coming from its industrial portfolio.

     - The Board of Trust Managers declared a dividend of $.585 per common share for the second quarter of 2003, up from $.555 per common share in 2002. On an annualized basis, this represents a dividend of $2.34 per share as compared to $2.22 per share for the prior year, a 5.4% increase. The dividend is payable on September 15, 2003 to shareholders of record on September 2, 2003.

     - The Board of Trust Managers also declared dividends on the Company's preferred shares. The 7.125% Series B Cumulative Redeemable Preferred Shares dividend of $.4453 per share, the 7.00% Series C Cumulative Redeemable Preferred Shares (NYSE: WRIPrC) dividend of $.875 per share and the 6.75% depositary shares representing an interest in Series D Cumulative Redeemable Preferred Shares (NYSE: WRIPrD) dividend of $.4219 are all payable on September 15, 2003 to shareholders of record on September 2, 2003.

In announcing the results for the second quarter, Drew Alexander, President and Chief Executive Officer, attributed the Company's continued strong performance primarily to its acquisitions and new development projects brought on-line, as well as to increased rental revenues from the existing portfolio. He indicated that in the first six months of 2003, the Company completed 511 new leases or renewals totaling 2.5 million square feet with an average increase of 8.1% in the rental rates on a same-store basis. Net of capital costs, rental rates increased 4.5%.

Alexander commented, "Despite the ongoing increased competition in the acquisitions arena, Weingarten was able to successfully acquire four excellent properties during the second quarter of 2003. We acquired two supermarket-anchored shopping centers, Hollywood Hills Plaza, a 364,700 square foot shopping center anchored by Publix, Target and Eckerd Drug in Hollywood, Florida, and Tamiami Trail Shops, a 110,900 square foot Miami, Florida shopping center also anchored by Publix and Eckerd Drug. In addition, we purchased Lincoln Place II, a 168,400 square foot shopping center near St. Louis, Missouri anchored by Marshall's, Linens N Things, Office Depot, Old Navy and Ultimate Electronics. This center is adjacent to an existing Weingarten center that has Kohl's and Lowe's Home Improvement Warehouse as its anchors. Finally, we acquired a 159,000 square foot industrial property located in Tampa, Florida." This brings Weingarten's acquisition totals for the first half of 2003 to 1.8 million square feet with a total investment of $126.0. Alexander noted that the Company currently has a number of other potential acquisitions in various stages of due diligence and anticipates a successful program for 2003.

The Company reported that it currently has 19 new development properties in various stages of construction, comprised of 18 shopping centers and one industrial property. Upon completion, these developments will represent an investment of approximately $219 million and will add 1.6 million square feet to the portfolio. All 18 retail developments are anchored either by a supermarket or a national discount department store. The industrial project is a 300,000 square foot state-of-the-art distribution warehouse, which will be located in Houston, Texas. Weingarten will have a 20% joint venture interest in this project, which is leased to Houston-based Shell Oil Products US. These new development projects will come on-line during the remainder of 2003 and in 2004.

Alexander further commented with regard to financing activities, "We were able to take advantage of the opportunity to redeem our $75 million 7.44% Series A Cumulative Redeemable Preferred Shares during the second quarter of 2003. The redemption of these shares was financed through the issuance of 3,000,000 depositary shares representing $75 million of 6.75% Series D Cumulative Redeemable Preferred Shares, the net effect of which will save Weingarten and our shareholders over $500,000 annually."

During the six months ended June 30, 2003, Weingarten has issued $136 million of medium-term notes with an average maturity of 11.4 years and weighted average interest rate of 5.4%. The proceeds were employed to reduce the Company's floating-rate debt. By locking rates on longer-term, fixed-rate debt and paying down short-term, variable-rate debt, the Company has reduced its variable-rate debt from 28% of total debt at June 30, 2002 to 15% of total debt at June 30, 2003. Alexander noted, "Although the effect of these transactions was an increase in total interest expense as compared to what it would have been had we not refinanced this floating-rate debt, these transactions reduced our exposure to interest rate increases and continued our practice of carefully staggering our future debt maturities."

Alexander concluded by saying, "We continually seek to maximize the potential of our existing portfolio, and we are optimistic about the remainder of 2003 as we assess and pursue acquisition and development opportunities, and evaluate various financing opportunities that will benefit Weingarten over the long-term."

The Company also announced that it will host a live webcast of its quarterly conference call on Monday, August 11, 2003 at 10:00 a.m. Central Time. The webcast can be accessed via the Company's web site at www.weingarten.com. A
                                                      ------------------
replay is also available at the site starting approximately two hours following the live call or can be heard by calling 877-660-6853, account number 1628, confirmation number 71025 for the following 24 hours.

Weingarten Realty Investors is a Houston, Texas based real estate investment trust with 310 income-producing properties in 18 states that span from coast to coast in the southern half of the United States. Included in the portfolio are 250 neighborhood and community shopping centers, 59 industrial properties and one office building (its corporate office) aggregating approximately 39.9 million square feet. Listed on the New York Stock Exchange, the Company's common shares are traded under the symbol "WRI". For further information on the Company, please visit www.weingarten.com.
                      ------------------


STATEMENTS INCLUDED HEREIN THAT STATE THE COMPANY'S OR MANAGEMENT'S INTENTIONS, HOPES, BELIEFS, EXPECTATIONS OR PREDICTIONS OF THE FUTURE ARE "FORWARD-LOOKING" STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 WHICH BY THEIR NATURE, INVOLVE KNOWN AND UNKNOWN RISKS AND UNCERTAINTIES. THE COMPANY'S ACTUAL RESULTS, PERFORMANCE OR ACHIEVEMENTS COULD DIFFER MATERIALLY FROM THOSE EXPRESSED AS IMPLIED BY SUCH STATEMENTS. REFERENCE IS MADE TO THE COMPANY'S REGULATORY FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION FOR INFORMATION OR FACTORS, WHICH MAY IMPACT THE COMPANY'S PERFORMANCE.


                                                     FINANCIAL STATEMENTS
                                                 WEINGARTEN REALTY INVESTORS
                                           (in thousands, except per share amounts)




                                                                         Three Months Ended         Six Months Ended
                                                                              June 30,                  June 30,
STATEMENTS OF CONSOLIDATED INCOME AND                                     2003        2002          2003        2002
FUNDS FROM OPERATIONS                                                       (Unaudited)               (Unaudited)
                                                                       ----------------------    ----------------------
Rental Income. . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 100,774   $  89,024     $ 197,326   $ 172,084
Interest Income. . . . . . . . . . . . . . . . . . . . . . . . . . . .       560         231           806         431
Other Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     1,619       1,253         2,639       2,011
                                                                       ----------  ----------    ----------  ----------
              Total Revenues . . . . . . . . . . . . . . . . . . . . .   102,953      90,508       200,771     174,526
                                                                       ----------  ----------    ----------  ----------
Depreciation and Amortization. . . . . . . . . . . . . . . . . . . . .    22,584      19,040        43,689      36,698
Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . .    21,036      16,532        40,475      31,528
Operating Expense. . . . . . . . . . . . . . . . . . . . . . . . . . .    16,215      13,451        30,304      25,656
Ad Valorem Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . .    11,415      10,708        22,858      20,837
General and Administrative Expense . . . . . . . . . . . . . . . . . .     3,414       3,398         6,471       6,074
                                                                       ----------  ----------    ----------  ----------
              Total Expenses . . . . . . . . . . . . . . . . . . . . .    74,664      63,129       143,797     120,793
                                                                       ----------  ----------    ----------  ----------
Operating Income . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,289      27,379        56,974      53,733
Equity in Earnings of Joint Ventures . . . . . . . . . . . . . . . . .       998         965         2,036       2,039
Income Allocated to Minority Interests . . . . . . . . . . . . . . . .      (837)       (943)       (1,732)     (1,059)
Loss on Sale of Properties . . . . . . . . . . . . . . . . . . . . . .       (17)                       (8)
                                                                       ----------  ----------    ----------  ----------
Income Before Discontinued Operations. . . . . . . . . . . . . . . . .    28,433      27,401        57,270      54,713
                                                                       ----------  ----------    ----------  ----------
Operating Income From Discontinued Operations. . . . . . . . . . . . .       143         814           326       1,698
Gain (Loss) on Sale of Properties. . . . . . . . . . . . . . . . . . .      (108)      3,119           763       4,340
                                                                       ----------  ----------    ----------  ----------
              Income from Discontinued Operations. . . . . . . . . . .        35       3,933         1,089       6,038
                                                                       ----------  ----------    ----------  ----------
Net Income . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    28,468      31,334        58,359      60,751
Less:    Preferred Dividends . . . . . . . . . . . . . . . . . . . . .     4,920       4,939         9,842       9,878
         Original Issuance Costs associated with Redeemed
           Series A Preferred Shares . . . . . . . . . . . . . . . . .     2,488                     2,488
                                                                       ----------  ----------    ----------  ----------
Net Income Available to Common Shareholders. . . . . . . . . . . . . . $  21,060   $  26,395     $  46,029   $  50,873
                                                                       ==========  ==========    ==========  ==========
Net Income Per Common Share--Basic . . . . . . . . . . . . . . . . . . $    0.40   $    0.51     $    0.88   $    0.98
                                                                       ==========  ==========    ==========  ==========
Net Income Per Common Share--Diluted . . . . . . . . . . . . . . . . . $    0.40   $    0.51     $    0.88   $    0.98
                                                                       ==========  ==========    ==========  ==========


Funds from Operations:
Net Income Available to Common Shareholders. . . . . . . . . . . . . . $  21,060   $  26,395     $  46,029   $  50,873
Depreciation and Amortization. . . . . . . . . . . . . . . . . . . . .    20,786      18,754        40,178      36,230
Depreciation and Amortization of Unconsolidated Joint Ventures . . . .       463         543           897       1,018
(Gain) Loss on Sale of Properties. . . . . . . . . . . . . . . . . . .       115      (3,119)         (765)     (4,340)
Original Issuance Costs associated with Redeemed
   Series A Preferred Shares . . . . . . . . . . . . . . . . . . . . .     2,488                     2,488
                                                                       ----------  ----------    ----------  ----------
              Funds from Operations. . . . . . . . . . . . . . . . . . $  44,912   $  42,573     $  88,827   $  83,781
                                                                       ==========  ==========    ==========  ==========
Funds from Operations Per Common Share--Basic. . . . . . . . . . . . . $    0.86   $    0.82     $    1.70   $    1.62
                                                                       ==========  ==========    ==========  ==========
Funds from Operations Per Common Share--Diluted. . . . . . . . . . . . $    0.85   $    0.81     $    1.69   $    1.61
                                                                       ==========  ==========    ==========  ==========
Weighted Average Shares Outstanding--Basic . . . . . . . . . . . . . .    52,128      51,926        52,110      51,806
                                                                       ==========  ==========    ==========  ==========
Weighted Average Shares Outstanding--Diluted . . . . . . . . . . . . .    54,038      53,754        54,025      52,909
                                                                       ==========  ==========    ==========  ==========





                                                                              June 30,    December 31,
                                                                                2003          2002
CONSOLIDATED BALANCE SHEETS                                                 (Unaudited)    (Audited)
                                                                            --------------------------
Property. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 2,866,838   $ 2,695,286
Accumulated Depreciation. . . . . . . . . . . . . . . . . . . . . . . . . .    (490,137)     (460,832)
Investment in Real Estate Joint Ventures. . . . . . . . . . . . . . . . . .      28,460        28,738
Notes Receivable. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      24,432        14,747
Unamortized Debt and Lease Costs. . . . . . . . . . . . . . . . . . . . . .      52,659        48,377
Other Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      93,547        97,573
                                                                            ------------  ------------
                       Total Assets . . . . . . . . . . . . . . . . . . . . $ 2,575,799   $ 2,423,889
                                                                            ============  ============

Debt. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . $ 1,509,965   $ 1,330,369
Accounts Payable and Accrued Expenses . . . . . . . . . . . . . . . . . . .      75,941        81,488
Other . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      18,945        23,636
                                                                            ------------  ------------
            Total Liabilities . . . . . . . . . . . . . . . . . . . . . . .   1,604,851     1,435,493
                                                                            ------------  ------------

Minority Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . .      49,018        54,983
                                                                            ------------  ------------

Preferred Shares of Beneficial Interest . . . . . . . . . . . . . . . . . .         263           263
Common Shares of Beneficial Interest. . . . . . . . . . . . . . . . . . . .       1,561         1,559
Capital Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1,084,476     1,082,046
Accumulated Dividends in Excess of Net Income . . . . . . . . . . . . . . .    (162,807)     (147,853)
Accumulated Other Comprehensive Loss. . . . . . . . . . . . . . . . . . . .      (1,563)       (2,602)
                                                                            ------------  ------------
            Total Shareholders' Equity. . . . . . . . . . . . . . . . . . .     921,930       933,413
                                                                            ------------  ------------
                       Total Liabilities and Shareholders' Equity . . . . . $ 2,575,799   $ 2,423,889
                                                                            ============  ============
